Exhibit 10.1
THIRD AMENDMENT
TO REVOLVING CREDIT AND TERM LOAN AGREEMENT
     THIS THIRD AMENDMENT TO REVOLVING CREDIT AND TERM LOAN AGREEMENT (“Third Amendment”), dated as of December 6, 2010, is made and entered into by and among MOTORCAR PARTS OF AMERICA, INC., a New York corporation (“Borrower”), UNION BANK, N.A., a national banking association, in its capacity as Administrative Agent (“Administrative Agent”), UNION BANK, N.A., a national banking association, in its capacity as a Lender (“Union Bank”), and BRANCH BANKING & TRUST COMPANY, a North Carolina banking corporation, in its capacity as a Lender (“BB&T”) (Union Bank and BB&T herein called “Lenders”).
RECITALS:
     A. Borrower, Administrative Agent and Lenders are parties to that certain Revolving Credit and Term Loan Agreement dated as of October 28, 2009, as amended by (i) that certain First Amendment dated as of April 26, 2010, (ii) that certain consent letter dated October 26, 2010 and (iii) that certain Second Amendment dated as of November 3, 2010 (as so amended, the “Agreement”), pursuant to which each Lender severally agreed to extend credit to Borrower in the amounts provided for therein.
     B. Borrower, Administrative Agent and Lenders desire to amend the definition of “LIBOR Lending Rate” appearing in Section 1.1 of the Agreement in order to eliminate the interest rate “floor” with respect to the Term Loans, subject, however, to the terms and conditions of this Third Amendment.
AGREEMENT:
     In consideration of the above recitals and of the mutual covenants and conditions contained herein, Borrower, Administrative Agent and Lenders agree as follows:
1. Defined Terms. Initially capitalized terms used herein which are not otherwise defined shall have the meanings assigned thereto in the Agreement.
2. Amendment To The Agreement. The definition of “LIBOR Lending Rate” appearing in Section 1.1 of the Agreement is hereby amended to read in full as follows:
     “’LIBOR Lending Rate’ means, with respect to a LIBOR Lending Rate Portion, the rate per annum (rounded upwards if necessary to the nearest whole one-eighth of one percent (0.125%) determined as the sum of: (i) the quotient of: (a) Base LIBOR for the relevant Interest Period of such LIBOR Lending Rate Portion; divided by (b) the number equal to one hundred percent (100%) minus the LIBOR Reserve Percentage with respect to such Interest Period; plus (ii) the Applicable LIBOR Lending Rate Margin. The LIBOR Lending Rate shall be adjusted automatically on the effective date of any change in the LIBOR Reserve Percentage, such adjustment to affect any LIBOR Lending Rate Portion outstanding on such effective date to the extent such change is applied retroactively to eurocurrency funding of a member bank in the Federal Reserve System. Each determination of a LIBOR Lending Rate by Administrative Agent, including, but not limited to, any determination as to the applicability or allocability of reserves to eurocurrency liabilities or as to the amount of such reserves, shall be conclusive and final in the absence of manifest error.”
4. Effectiveness Of This Third Amendment. This Third Amendment shall become effective as of the date hereof when, and only when, Administrative Agent shall have received all of the following, in form and substance satisfactory to Administrative Agent:
     (a) A counterpart of this Third Amendment, duly executed by Borrower; and
     (b) Such other documents, instruments or agreements as Administrative Agent may reasonably deem necessary in order to effect fully this Third Amendment.
5. Ratification.
     (a) Except as specifically amended hereinabove, the Agreement shall remain in full force and effect and is hereby ratified and confirmed; and
     (b) Upon the effectiveness of this Third Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Third Amendment.
6. Representations and Warranties. Borrower represents and warrants as follows:
     (a) Each of the representations and warranties contained in Article V of the Agreement, as amended hereby, is hereby reaffirmed as of the date hereof, each as if set forth herein;
     (b) The execution, delivery and performance of this Third Amendment are within Borrower’s corporate powers, have been duly authorized by all necessary corporate action, have received all necessary approvals, if any, and do not contravene any law or any contractual restriction binding on Borrower; and
     (c) No event has occurred and is continuing or would result from this Third Amendment which constitutes an Event of Default under the Agreement, or would constitute an Event of Default under the Agreement, but for the requirement that notice be given or time elapse or both.
7. Governing Law. This Third Amendment shall be deemed a contract under and subject to, and shall be construed for all purposes and in accordance with, the laws of the State of California.

8. Counterparts. This Third Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the date and year first above written.

MOTORCAR PARTS OF AMERICA, INC., as Borrower
By:	/s/ Selwyn Joffe
Selwyn Joffe
Chief Executive Officer

UNION BANK, N.A., in its capacity as Administrative Agent and as a Lender
By:	/s/ Cary L. Moore
Cary L. Moore
Senior Vice President

BRANCH BANKING & TRUST COMPANY, in its capacity as a Lender
By:	/s/ Kenneth M. Blackwell
Kenneth M. Blackwell
Senior Vice President

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